As filed with the Securities and Exchange Commission on October 5, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-10

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE VERY GOOD FOOD COMPANY INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	2000	N/A
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No., if applicable)

2748 Rupert Street

Vancouver, British Columbia

Canada, V5M 3T7

(855) 526-9254

(Address and telephone number of Registrant’s principal executive offices)

VGFC Holdings LLC

220 S. 1st Street

Patterson, California

95363

(855) 526-9254

(Name, address and telephone number of agent for service in the United States)

Copies to:

Kamini Hitkari 2748 Rupert Street Vancouver, British Columbia Canada, V5M 3T7 (855) 526-9254	Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of the Americas 23rd Floor New York, New York 10036 (212) 880-6000	Michael Pedlow Torys LLP 525 - 8th Avenue S.W 46th Floor Calgary Alberta T2P 1G1 (403) 776-3700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check appropriate box below)

	1.	☐	pursuant to Rule 467(b) on at (designate a time not sooner than seven calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on at (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on .

	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1) (2) (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(2)
Common Shares
Warrants
Debt Securities
Subscription Receipts
Units
Total	US$79,026,394.80	US$79,026,394.80	US$7,325.75

(1)

There are being registered under this Registration Statement such indeterminate number of securities of the Registrant as shall have an aggregate initial offering price of $100,000,000 CAD. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Based on an aggregate initial offering price of $100,000,000 CAD converted at $1.00 USD equal to $1.2654 CAD, as reported by the Bank of Canada on October 1, 2021.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the United States Securities Act of 1933, as amended.

PART I

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be offered or sold prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or purchase any securities in any U.S. state where the offer or sale is not permitted.

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This amended and restated short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except where an exemption from such delivery requirements is available.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This amended and restated short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of The Very Good Food Company Inc. at 2748 Rupert Street, Vancouver British Columbia, Canada, V5M 3T7 (Telephone 1-855-526-9254) and are also available electronically at www.sedar.com.

AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS

(amending and restating the first amended and restated short form base shelf prospectus dated September 30, 2021)

New Issue and Secondary Offering	October 5, 2021

THE VERY GOOD FOOD COMPANY INC.

Common Shares

Warrants

Debt Securities

Subscription Receipts

Units

$100,000,000

The Very Good Food Company Inc. (the “Corporation”, “VERY GOOD”, “we”, or “us”) may offer and issue from time to time: (i) common shares of the Corporation (“Common Shares”); (ii) warrants to purchase Common Shares (“Warrants”); (iii) bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description (the “Debt Securities”); (iv) subscription receipts, each of which, once purchased, entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share and/or other securities of the Corporation (“Subscription Receipts”); or (v) units (“Units”) comprised of one or more of the other securities described in this amended and restated short form base shelf prospectus (the “Prospectus”) (all of the foregoing collectively, the “Securities”) or any combination thereof for up to an aggregate initial offering price of $100,000,000 (or the equivalent thereof in other currencies) during the 25-month period that this Prospectus, including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). One or more holders of Common Shares (each, a “Selling Shareholder”) may also offer and sell Common Shares under this Prospectus. See “Selling Shareholders”. The Corporation is filing this Prospectus in connection with the concurrent filing of a U.S. registration statement on Form F-10, of which this Prospectus forms a part (the “Registration Statement”), pursuant to the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). See “Available Information”.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price (in the event the offering is a fixed price distribution) or the manner of determination thereof (in the event the offering is a non-fixed price distribution, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions (an “ATM Distribution”)) and the persons offering the Common Shares; (ii) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, and any other terms specific to the Warrants being offered; (iii) in the case of Debt Securities, the specific designation of the Debt Securities, any limit on the aggregate principal amount of the Debt Securities, the currency or currency unit, the maturity, the offering price, whether payment on the Debt Securities will be senior or subordinated to the other liabilities and obligations of the Corporation, whether the debt securities will bear interest, the interest rate or the manner of determination thereof, any interest payment date(s), covenants, events of default, any terms of redemption, any conversion or exchange rights and any other specific terms of the debt securities; (iv) in the case of the Subscription Receipts, the number of Subscription Receipts offered, the offering price, the terms, conditions and procedures for the conversion of such Subscription Receipts into Common Shares and/or other securities of the Corporation and any other specific terms of the Subscription Receipts; and (v) in the case of Units, the designation and terms of the Units and of the securities comprising the Units and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

For greater certainty, sales of Common Shares may be effected under this Prospectus from time to time in one or more ATM Distributions under a Prospectus Supplement.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items, other than as required to provide for an interest rate that is adjusted for inflation. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or a bankers’ acceptance rate, or to recognized market benchmark interest rates.

All information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus to the extent required under applicable securities laws. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The Corporation and the Selling Shareholder(s) may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell directly to one or more purchasers or through agents or

- ii -

pursuant to applicable statutory exemptions. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify, if applicable, each underwriter, dealer or agent, as the case may be, engaged by the Corporation or the Selling Shareholder(s) in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the identity of the Selling Shareholder(s), if any, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Corporation or the Selling Shareholders(s) will, or expects to receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices.

If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified Security in a specified market or at prices to be negotiated with purchasers. If offered on a non-fixed price basis, the compensation payable to an underwriter, dealer or agent in connection, if applicable, with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities (other than an ATM Distribution), unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. No underwriter, dealer or agent involved in an ATM Distribution of any of the Securities under a Prospectus Supplement, and no affiliate of any such underwriter, dealer or agent, and no person acting jointly or in concert with any such underwriter, dealer or agent, will over-allot any Securities in connection with their distribution or effect any other transaction that is intended to stabilize or maintain the market price of the Securities being distributed. See “Plan of Distribution”.

The outstanding Common Shares are listed on the TSX Venture Exchange (the “TSXV”) under the trading symbol “VERY.V”, are quoted on the OTCQB under the symbol “VRYYF” and on the Frankfurt Stock Exchange under the trading symbol “OSI”. The Corporation has also applied to list the Common Shares on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “VGFC”. The listing of the Common Shares on Nasdaq is dependent upon satisfaction of all necessary listing requirements. Unless otherwise specified in the applicable Prospectus Supplement, no Securities, other than Common Shares, will be listed on any securities exchange.

The Corporation’s head office is located at 2748 Rupert Street, Vancouver British Columbia, Canada, V5M 3T7 and its registered and records office is located at 885 W. Georgia, #900, Vancouver, British Columbia, V6C 3H1.

The Corporation is permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States (“MJDS”), to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective purchasers in the United States should be aware that such requirements are different from those of the United States. The financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and may not be comparable to financial statements of United States companies. The audit of such financial statements is subject to Canadian generally accepted auditing standards and auditor independence standards.

- iii -

The enforcement by purchasers of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is governed by the laws of British Columbia, Canada, that some or all of its officers and directors are residents of a foreign country, that some or all of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Corporation and said persons may be located outside of the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Prospective purchasers should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences for purchasers who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. Prospective purchasers should read the tax discussion contained in this Prospectus under the heading “Certain Income Tax Considerations” as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

All dollar amounts in this Prospectus are expressed in Canadian dollars, except as otherwise indicated.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves certain risks. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus.

- iv -

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus contains “forward-looking information” within the meaning of applicable securities laws in Canada. Forward-looking information may relate to anticipated events or results and may include information regarding the Corporation’s financial position, business strategy, growth plans, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding the Corporation’s expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

In particular and without limitation, the forward-looking information in this Prospectus and the documents incorporation by reference includes, among other things, statements relating to:

•	the Corporation’s expectations regarding its proposed listing of the Common Shares on Nasdaq;

•	the impact of the COVID-19 pandemic (“COVID-19”) on the Corporation’s business;

•	the Corporation’s business strategy and growth plans;

•	the Corporation’s capital expenditures and operations;

•	the Corporation’s belief that expanding sales across the Corporation’s distribution network in Canada and the United States is a critical element of the Corporation’s growth strategy;

•

the anticipated production volume capacities of VERY GOOD’s production facilities in Vancouver, British Columbia (the “Rupert Facility”) in Patterson, California (the “Patterson Facility”) and the production facility located in Esquimalt, British Columbia, and the Corporation’s ability to scale and increase production output and the timing thereof;

•	expectations regarding the number of production lines and numbers of SKUs to be produced at the Rupert Facility and the Patterson Facility;

•	timing for the commencement of food production at the Patterson Facility and on the second production line at the Rupert Facility;

•	the Corporation’s ability to increase wholesale distribution in Canada and in the United States;

•	plans for, and the anticipated timing of, an eCommerce sales launch in the European Union and further international expansion;

•	plans for and the anticipated benefits of VERY GOOD’s product innovation centre at Mount Pleasant including the ability to rapidly introduce new creative products into the market (“Mount Pleasant”);

•	the anticipated timing for opening of the Mount Pleasant flagship butcher shop;

•	the Corporation’s commitment to corporate responsibility;

•	the Corporation’s ability to become a “Certified B Corporation”;

•	VERY GOOD’s acquisition strategy;

•

plans for, and the timing of, the retail rollout of VERY GOOD’s new “Butcher’s Select” gluten and soy free line of products and the benefits the Corporation expects to derive therefrom including the ability of the Butcher’s Select brand to strengthen VERY GOOD’s competitive position and compete against leading brand products;

1

•

expectations regarding the scaling of the Corporation’s retail network to a target of greater than 3,000 retail stores and 15,000 points of distribution by the end of 2021 in Canada and the United States;

•	the strength and benefits of the Corporation’s eCommerce platform and the ability to complete over 5,000 eCommerce orders per week;

•	the ongoing discussions with major US retailer banners regarding the distribution of the Corporation’s products;

•	the Corporation’s plans to obtain sustainability certifications and be both carbon and plastic neutral in the future;

•	the expected timing for non-GMO certification;

•	expectations regarding the Corporation’s ability to use the Victoria Butcher Shop & Restaurant (as defined in the AIF) as a template for the opening of additional locations across North America;

•

the Corporation’s expectations regarding any material variances in the use of proceeds from what was disclosed in the Corporation’s short form prospectus dated June 25, 2021 (the “June 2021 Prospectus”);

•	continuing to strategically register trademarks; and

•	expectations regarding the Corporation’s credit facility of up to $70,000,000 (the “Credit Facility”).

Forward-looking information is based on the Corporation’s opinions, estimates and assumptions in light of the Corporation’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Certain assumptions in respect of the impact of COVID-19; no material deterioration in general business and economic conditions; no material fluctuations of interest rates and foreign exchange rates; continued strong demand for the Corporation’s products; planned capital projects such as Mount Pleasant, the Patterson Facility, the Rupert Facility and the construction, costs, schedules, approvals and anticipated benefits relating thereto; the availability of sufficient capital to fund capital requirements associated with existing operations and capital projects; the ability to obtain necessary equipment, production inputs and labour; growth plans; the ability to retain senior management and other key personnel; the competitive environment conditions and the Corporation’s ability to position VERY GOOD competitively; the execution of the Corporation’s business strategy and growth plans and the impact thereof; future performance including future financial objectives; and food safety and regulatory compliance are all material assumptions made in preparing forward-looking information and management’s expectations.

Forward-looking information is necessarily based on a number of opinions, estimates and assumptions that we considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including but not limited to the following risk factors described in greater detail under the heading entitled “Risk Factors” in this Prospectus and the documents incorporated by reference herein, such as:

•	the impacts of the ongoing COVID-19 pandemic;

•	the Corporation’s potential failure to successfully establish, or potential disruptions at, the Corporation’s facilities;

•	the Corporation’s need for significant additional funding and the Corporation’s negative cash flow from operations;

•	risks relating to the Credit Facility;

•	the Corporation’s history of losses;

•	discretion over use of proceeds;

•	the loss of members of the Corporation’s management team or other key personnel;

•	the highly competitive nature of the plant-based industry;

•	limited or disrupted supply of raw materials including key ingredients;

•	inability to scale production and manage the Corporation’s supply chain;

•	the rapid growth of the Corporation’s business and the Corporation’s ability to meet growth goals;

•	the Corporation’s acquisition strategy and ability to integrate new business;

•	the Corporation’s reliance on third-party logistics providers;

•	food safety and consumer health;

•	the Corporation’s ability to protect its trademarks or other intellectual property rights;

•	the Corporation’s increasing reliance on distributors;

•	the effectiveness of the Corporation’s marketing efforts including digital marketing and social media campaigns;

•	inability to protect the Corporation’s brand value and reputation;

•	failure to successfully expand to new markets;

•	failure to comply with applicable product labelling, marketing and advertising regulations;

•	the Corporation’s inability to develop and market new products and improvement to existing products;

•	failure to acquire or retain customers across the Corporation’s distribution channels;

•	the effects of consolidation in the retail grocer sector;

•	the Corporation’s failure to comply with laws and regulations;

•	disruptions affecting the Corporation’s information technology systems and eCommerce business;

•	claims made against the Corporation, which may result in litigation;

•	the impacts of climate change;

•	insurance-related risks;

•	leasing commercial and retail space;

•	consumer trends;

•	changes in the general economic conditions;

•	union attempts to organize the Corporation’s employees;

•	failure to meet social responsibility metrics or ESG benchmarks;

•	counterparty risk;

•	changes in accounting standards;

•	volatility in the market price for Common Shares;

•	future equity sales;

•	no cash dividends for the foreseeable future;

•	dilution; and

•	the forward-looking information in this Prospectus or in the documents incorporated by reference herein may prove inaccurate.

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in “Risk Factors” should be considered carefully by readers.

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this Prospectus and in the documents incorporated by reference herein represents the Corporation’s expectations as of the date of this Prospectus (or as the date they are otherwise stated to be made) and are subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws in Canada.

All of the forward-looking information contained in this Prospectus and in the documents incorporated by reference herein is expressly qualified by the foregoing cautionary statements. Investors should read this entire prospectus and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in the Securities.

FINANCIAL INFORMATION

All dollar amounts set forth in this Prospectus and in the documents incorporated by reference herein are in Canadian dollars unless otherwise indicated, references to “dollars”, or “$” are to Canadian dollars. All financial information in this Prospectus and in the documents incorporated by reference herein has, unless stated otherwise, been derived from the financial statements presented in accordance with IFRS, which differs from United States generally accepted accounting principles.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of The Very Good Food Company Inc., at 2748 Rupert Street, Vancouver British Columbia, Canada, V5M 3T7 (Telephone: 1-855-526-9254) and are also available electronically under the Corporation’s profile at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.

The following documents of the Corporation, which have been filed with Canadian securities commissions or similar authorities in each of the provinces and territories of Canada and filed as exhibits to the Registration Statement, are specifically incorporated by reference in, and form an integral part of, this Prospectus:

a)	the Corporation’s audited annual consolidated financial statements as at December 31, 2020 and 2019, together with the independent auditor’s report thereon and the notes thereto;

b)	the independent auditor’s report on the Corporation’s audited consolidated financial statements as at December 31, 2019 and 2018;

c)	the Corporation’s management’s discussion and analysis of its financial condition and results of operations for the years ended December 31, 2020 and 2019;

d)	the Corporation’s annual information form (“AIF”) for the year ended December 31, 2020;

e)

the Corporation’s unaudited condensed interim consolidated financial statements for the three and six months ended June 30, 2021 and 2020, together with the notes thereto (the “Q2 Financial Statements”);

f)	the Corporation’s management’s discussion and analysis of its financial condition and results of operations for the three and six months ended June 30, 2021 and 2020 (the “Q2 MD&A”); and

g)

the Corporation’s management information circular (the “Management Circular”) dated May 25, 2021 prepared in connection with the annual and special meeting of shareholders of the Corporation held on June 29, 2021.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions (other than confidential material change reports, if any) filed by the Corporation with the securities commissions or similar regulatory authorities in Canada after the date of this Prospectus and all Prospectus Supplements, disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. In addition, any “template version” of “marketing materials” (as defined in National Instrument 41-101 – General Prospectus Requirements) filed after the date of a Prospectus Supplement and prior to the termination of the offering of Securities to which such Prospectus Supplement relates, shall be deemed to be incorporated by reference into such Prospectus Supplement. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and prospective purchasers of Securities should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Upon a new annual information form and related annual consolidated financial statements being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements, and in each case the accompanying management’s discussion and analysis, any information circular (other than relating to an annual meeting of shareholders of the Corporation) filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed and material change reports filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new information circular relating to an annual meeting of shareholders of the Corporation being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, the information circular for the previous annual meeting of shareholders of the Corporation shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

In addition, any document or information included in any report on Form 6-K or Form 40-F (or any respective successor form) that is filed with or furnished to the SEC, as applicable, pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) after the date of this Prospectus, shall be deemed to be incorporated by reference the Registration Statement (in the case of Form 6-K, if and to the extent such incorporation by reference is expressly set forth therein).

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus to the extent required under applicable securities laws. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consents of KPMG LLP, DMCL, Chartered Professional Accountants and Torys LLP; (3) the form of Debt Indenture (as defined below) for any Debt Securities that may be offered hereunder; and (4) powers of attorney from certain of the Corporation’s directors and officers. A copy of the underwriting agreement for offerings under this Prospectus, and, as applicable, the warrant indenture for offerings of Warrants, the subscription receipt agreement for offerings of Subscription Receipts, any unit agreement for offerings of Units, and/or any supplemental indenture to the Debt Indenture and/or form of note for offerings of Debt Securities, will be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

AVAILABLE INFORMATION

The Corporation files reports and other information with the securities commissions and similar regulatory authorities in each of the provinces and territories of Canada. The Corporation has concurrently filed with the SEC the Registration Statement with respect to the Securities offered pursuant to this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance the prospective purchasers should refer to the exhibits for a more complete description of the matter involved.

The Corporation is subject to the information requirements of applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the applicable securities regulators in Canada. Upon effectiveness of the Registration Statement, the Corporation will be subject to the information requirements of the U.S. Exchange Act and will file reports and information with the SEC. Under the MJDS adopted by the United States and Canada, documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a “foreign private issuer” within the meaning of rules made under the U.S. Exchange Act, the Corporation will be exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation will not be required to publish financial statements as promptly as United States companies.

The SEC maintains an Internet site at www.sec.gov that makes available reports and other information that the Corporation files or furnishes electronically with it. A prospective purchaser may also read and download any public document that the Corporation has filed with the Canadian securities regulatory authorities under the Corporation’s profile on the SEDAR at www.sedar.com. The Corporation’s Internet site can be found at www.verygoodfood.com. The information on the Corporation’s website is not incorporated by reference into this Prospectus and should not be considered a part of this Prospectus, and the reference to the Corporation’s website in this Prospectus is an inactive textual reference only.

Prospective purchasers should rely only on information contained in this Prospectus or in the documents incorporated by reference herein and any applicable Prospectus Supplement and any “free writing prospectus” within the meaning of U.S. securities laws. The Corporation has not authorized anyone to provide prospective purchasers with different information. The Corporation is not making an offer of the Securities in any jurisdiction where the offer is not permitted. Prospective purchasers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement or any “free writing prospectus”, and the documents incorporated herein and therein by reference are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

THE VERY GOOD FOOD COMPANY INC.

VERY GOOD is an emerging plant-based food technology company that produces nutritious and delicious plant-based meat and cheese products under its core brands: The Very Good Butchers and The Very Good Cheese Co. Further information regarding the Corporation and its business is set out in the AIF under “Description of the Business”, which is incorporated by reference herein.

Recent Developments

On October 4, 2021, VERY GOOD announced that it had submitted an initial application to list the Common Shares on Nasdaq. The listing of the Common Shares on Nasdaq remains subject to the review and approval of the listing application and the satisfaction of all applicable listing and regulatory requirements, including approval by the SEC of the Registration Statement. The Corporation will continue to maintain the listing of the Common Shares on the TSXV under the symbol “VERY”.

CONSOLIDATED CAPITALIZATION

The following table sets forth the unaudited consolidated capitalization of the Corporation as at September 30, 2021. This table should be read in conjunction with the Q2 Financial Statements and Q2 MD&A incorporated by reference in this Prospectus.

Designation (authorized)	As at September 30, 2021 (unaudited)
Common Shares (unlimited)	$62,889,218 (103,456,964 Common Shares)
Options(1)	8,601,131 Options
Warrants(2)	5,706,558 Warrants
Loan Capital(3)	$3,473,520

Notes:

(1)

As of the date hereof, there were 8,601,131 options (“Options”) outstanding pursuant to the Corporation’s stock option plan, each Option entitling the holder to purchase one Common Share at exercise prices ranging from $0.25 to $9.07 per Common Share. See “Prior Sales”.

(2)	As of the date hereof, there were 5,706,558 warrants outstanding. See “Prior Sales”.
(3)

Represents amount drawn under the Credit Facility as at the date hereof. The Credit Facility consists of a revolving credit facility available to a maximum of $20,000,000 and a term loan available to a maximum of $50,000,000 (the “Term Loan”). VERY GOOD intends to use the Credit Facility for general corporate purposes including, among other things, supporting working capital, making potential acquisitions and, in the case of the Term Loan, purchasing equipment for the Patterson Facility and other production facilities. Drawdowns and the receipt of proceeds under the Credit Facility are subject to the Corporation satisfying certain terms and conditions thereunder.

USE OF PROCEEDS

Unless we otherwise indicate in a Prospectus Supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of the Securities for general corporate purposes, including funding ongoing operations at our facilities, further eCommerce and wholesale expansion efforts, working capital requirements, repaying indebtedness outstanding from time to time, completing acquisitions and for other corporate purposes to be set forth in the Prospectus Supplement relating to the offering of the Securities. The Corporation does not expect any material variances in the use of proceeds from what was disclosed in the June 2021 Prospectus.

Our intended use of proceeds accounts for the impacts and effects of COVID-19 that are currently known to us. Future developments, which we cannot currently predict, may require us to adjust, delay or postpone, either temporarily or permanently, any one of the principal purposes set out above. New or revised government and health directives, the availability of equipment, trades and staff for our facilities, and interruptions in our supply chain and distribution network, are all factors that could have an adverse impact on our plans. See “Risk Factors – Discretion in Use of Proceeds” and the risk factors under the heading “Risk Factors”.

More detailed information regarding the use of proceeds from the sale of Securities, including any determinable milestones at the applicable time, will be described in a Prospectus Supplement and will include reasonable detail of the principal purposes of the proposed use of net proceeds in accordance with the requirements of Section 4.2 of Form 44-101F1 – Short Form Prospectus (“Form 44-101F1”), as well as the business objectives expected to be accomplished using the net proceeds of such offering and each significant event that must occur to accomplish such business objective, including the cost thereof, in accordance with Section 4.7 of Form 44-101F1. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such Securities, unless otherwise stated in the applicable Prospectus Supplement. We may also, from time to time, issue securities otherwise than pursuant to a Prospectus Supplement.

We had a negative operating cash flow for the financial years ended December 31, 2020, 2019 and 2018 and for the three and six months ended June 30, 2021. To the extent that we have negative cash flow in any future period, the Corporation will use net proceeds from a particular offering to fund such negative cash flow. See “Risk Factors – Negative Cash Flow from Operations”.

SELLING SECURITYHOLDERS

This Prospectus may also, from time to time, relate to the offering of the Common Shares by way of a secondary offering (each, a “Secondary Offering”) by one or more Selling Shareholders. The terms under which Common Shares may be offered by Selling Shareholders will be described in the applicable Prospectus Supplement. The

Prospectus Supplement for or including any Secondary Offering will include, without limitation, where applicable: (i) the names of the Selling Shareholders; (ii) the number and type of Common Shares owned, controlled or directed by each Selling Shareholder; (iii) the number of Common Shares being distributed for the accounts of each Selling Shareholder; (iv) the number of Common Shares to be owned, controlled or directed by each Selling Shareholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Common Share; (v) whether the Common Shares are owned by the Selling Shareholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Shareholder purchased any of the Common Shares held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the date or dates the Selling Shareholder acquired the Common Shares; (vii) if a Selling Shareholder acquired the Common Shares held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Shareholder in the aggregate and on a per Common Share basis; and (viii) the Prospectus Supplement will contain, if applicable, the disclosure required by Item 1.11 of Form 44-101F1 – Short Form Prospectus, and, if applicable, each Selling Shareholder will file a non-issuer’s submission to jurisdiction form with the corresponding Prospectus Supplement.

PLAN OF DISTRIBUTION

The Corporation may from time to time during the 25-month period that this Prospectus, including any amendments thereto, remains valid, offer for sale and issue up to an aggregate of $100,000,000 in Securities hereunder. To the extent there are any Secondary Offerings, the aggregate amount of Securities that may be offered and sold by the Corporation hereunder shall be reduced by the aggregate amount of such Secondary Offerings.

The Corporation may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Corporation in connection with the offering and sale of the Securities, the Selling Shareholders, if any, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price, the proceeds that the Corporation will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

Similarly, one or more Selling Shareholders may sell Common Shares to or through underwriters or dealers purchasing as principals and may also sell the Common Shares to one or more purchasers directly, through statutory exemptions, or through agents designated from time to time. See “Selling Shareholders”.

In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Corporation or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Corporation and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

In connection with any offering of Securities (other than an ATM Distribution), except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an ATM Distribution of any of the Securities under a Prospectus Supplement, and no affiliate of any such underwriter, dealer or agent, and no person acting jointly or in concert with any such underwriter, dealer or agent, will over-allot any Securities in connection with their distribution or effect any other transaction that is intended to stabilize or maintain the market price of the Securities being distributed.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Corporation, to indemnification by the Corporation against certain liabilities, including liabilities under Canadian securities legislation and the U.S. Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided in the applicable Prospectus Supplement relating to any offering of Debt Securities having a term to maturity in excess of one year, as required by applicable securities laws.

DESCRIPTION OF SECURITIES

Description of Common Shares

VERY GOOD is authorized to issue an unlimited number of Common Shares. As at the date of this Prospectus, there were 104,453,964 Common Shares issued and outstanding. Each Common Share carries the right to one vote. Holders of Common Shares are entitled to receive any dividends declared by the board of directors of the Corporation in respect of the Common Shares. In the event of the liquidation, dissolution or winding-up of the Corporation, holders of Common Shares are also entitled to receive, on a pro rata basis, the remaining property and assets of the Corporation available for distribution after payment of all its liabilities.

The outstanding Common Shares are listed on the TSXV under the trading symbol “VERY.V”, on the OTCQB under the trading symbol “VRYYF” and on the Frankfurt Stock Exchange under the trading symbol “OSI”. The Corporation has also applied to list the Common Shares on Nasdaq under the symbol “VGFC”. The listing of the Common Shares on Nasdaq is dependent upon satisfaction of all necessary listing requirements.

Description of Warrants

In this section, the term “Corporation” refers only to The Very Good Food Company Inc. without the subsidiaries through which it operates. The following description of Warrants sets forth certain general terms and provisions of Warrants that may be offered under this Prospectus and in respect of which a Prospectus Supplement may be filed. The Corporation will provide particular terms and provisions of a series of Warrants and a description of how the general terms and provisions described below may apply to that series in the Prospectus Supplement relating to such series. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

Warrants will be issued under one or more indentures (each, a “Warrant Indenture”), in each case between the Corporation and an appropriately qualified institution authorized to carry on business as a warrant agent (each, a “Warrant Agent”). The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Warrant Indenture. Accordingly, reference should also be made to the applicable Warrant Indenture, a copy of which will be filed by the Corporation with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR under the profile of the Corporation which can be accessed at www.sedar.com, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

Warrants may be offered separately or in combination with one or more other Securities.

A Prospectus Supplement relating to Warrants will describe the terms of the Warrants being offered including, where applicable, the following:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the Common Shares or other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any Securities with which the Warrants are issued;

•	if the Warrants are issued as a Unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•	the currency or currency unit in which the exercise price is denominated;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	the identity of the Trustee under the applicable Warrant Indenture pursuant to which the Warrants are to be issued;

•	whether the Warrants are to be issued in registered form or in the form of temporary or permanent global securities, and the basis of exchange, transfer and ownership thereof;

•	provisions applicable to amendment of the Warrant Indenture; and

•	any other material terms, conditions or other provisions (including covenants) applicable to the Warrants.

A Prospectus Supplement may include specific variable terms pertaining to the Warrants that are not within the alternatives and parameters described in this Prospectus.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants.

Description of Debt Securities

In this section, the term “Corporation” refers only to The Very Good Food Company Inc. without the subsidiaries through which it operates. The following description of Debt Securities sets forth certain general terms and provisions of Debt Securities that may be offered under this Prospectus and in respect of which a Prospectus Supplement may be filed. The Corporation will provide particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below may apply to that series in the Prospectus Supplement relating to such series. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

Debt Securities will be issued under one or more indentures (each, a “Debt Indenture”), in each case between the Corporation and one or more appropriately qualified financial institutions authorized to carry on business as a trustee in Canada and/or the United States, as may be required by applicable securities laws (each, a “Trustee”). The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the final, fully executed Debt Indenture, together with any supplemental indenture and/or the form of note for any Debt Securities offered hereunder, will be filed by the Corporation with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR under the profile of the Corporation which can be accessed at www.sedar.com, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

Debt Securities may be offered separately or in combination with one or more other Securities. The Corporation may also, from time to time, issue Debt Securities and incur additional indebtedness other than pursuant to Debt Securities issued under this Prospectus.

Debt Securities may be issued from time to time in one or more series. The Corporation may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of that series.

A Prospectus Supplement relating to a particular series of Debt Securities will describe the terms of the Debt Securities being offered including, where applicable, the following:

•	the specific designation and any limit on the aggregate principal amount of the Debt Securities;

•	the currency or currency units for which the Debt Securities may be purchased and in which the principal and any premium or interest is payable (in either case, if other than Canadian dollars);

•	the offering price (at par, at a discount or at a premium) of the Debt Securities;

•	the date(s) on which the Debt Securities will be issued and delivered;

•	the date(s) on which the Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);

•	the rate(s) per annum (either fixed or floating) at which the Debt Securities will bear interest (if any) and, if floating, the method of determining such rate(s);

•	the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);

•	if applicable, the provisions for subordination of the Debt Securities to other indebtedness of the Corporation;

•	the identity of the Trustee(s) under the applicable Debt Indenture pursuant to which the Debt Securities are to be issued;

•	any redemption terms, or terms under which the Debt Securities may be defeased prior to maturity;

•	any repayment or sinking fund provisions;

•	any events of default applicable to the Debt Securities;

•	whether the Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities, and the basis of exchange, transfer and ownership thereof;

•	any exchange or conversion terms;

•

if applicable, the ability of the Corporation to satisfy all or a portion of any redemption of the Debt Securities, payment of any premium or interest thereon, or repayment of the principal owing upon the maturity through the issuance of securities of the Corporation or of any other entity, and any restrictions on the persons to whom such securities may be issued;

•	provisions applicable to amendment of the Debt Indenture; and

•	any other material terms, conditions or other provisions (including covenants) applicable to the Debt Securities.

A Prospectus Supplement may include specific variable terms pertaining to the Debt Securities that are not within the alternatives and parameters described in this Prospectus.

Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be direct unsecured obligations of the Corporation. The Debt Securities will be senior or subordinated indebtedness of the Corporation as described in the applicable Prospectus Supplement. If the Debt Securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Corporation from time to time issued and outstanding which is not subordinated. If the Debt Securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Corporation as described in the applicable Prospectus Supplement, and they will rank equally and rateably with other subordinated indebtedness of the Corporation from time to time issued and outstanding as described in the applicable Prospectus Supplement. The Corporation reserves the right to specify in a Prospectus Supplement whether a particular series of subordinated Debt Securities is subordinated to any other series of subordinated Debt Securities.

Description of Subscription Receipts

Subscription Receipts may be offered separately or together with Securities. The Subscription Receipts will be issued under one or more subscription receipt agreements that will be entered into by the Corporation and an escrow agent at the time of issuance of the Subscription Receipts.

A Subscription Receipt will entitle the holder thereof to receive a Common Share and/or other Securities, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Corporation or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of a transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares and/or other Securities upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon. Holders of Subscription Receipts are not shareholders of the Corporation.

The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. In addition, a copy of the subscription receipt agreement for any offerings of Subscription Receipts will be filed by the Corporation with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR under the profile of the Corporation which can be accessed at www.sedar.com, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

In the applicable Prospectus Supplement, the description of Subscription Receipts will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares and/or other Securities;

•	the number of Common Shares and/or other Securities that may be obtained upon exercise of each Subscription Receipt;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such Security;

•	the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon;

•	the material income tax consequences of owning, holding and disposing of the Subscription Receipts; and

•

any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on a stock exchange.

Description of Units

The Corporation may issue Units comprised of one or more of the other Securities. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. A unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. A copy of any unit agreement for offerings of Units will be filed by the Corporation with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR under the profile of the Corporation which can be accessed at www.sedar.com, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

The applicable Prospectus Supplement will describe the terms of the Units. The description will include, where applicable:

•	the designation of the Units and of the Securities comprising the Units;

•	the aggregated number of Units offered;

•	the price at which the Units will be offered;

•	the currency or currencies in which the Units will be offered;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•

whether the Units and the securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and

•	any other material terms or conditions of the Units.

TRADING PRICE AND VOLUME

The Common Shares are listed for trading on the TSXV under the symbol “VERY.V”. The Common Shares were initially listed on the Canadian Securities Exchange (the “CSE”) on June 16, 2020 until March 16, 2021 and thereafter on the TSXV, where the Common Shares commenced trading on March 17, 2021. The following table shows the monthly range of high and low prices per Common Share at the close of market on the CSE, as well as total monthly volumes of the Common Shares traded on the CSE for the periods indicated to the date the Common Shares were delisted from the CSE:

Month	High($)	Low($)	Volume
August 2020	1.68	1.11	8,095,762
September 2020	1.92	1.40	7,188,511
October 2020	3.47	1.51	20,693,763
November 2020	7.60	3.16	40,170,813
December 2020	9.50	5.83	23,092,412
January 2021	8.87	5.27	8,707,019
February 2021	7.28	5.06	5,723,822
March 1 – 16, 2021	6.17	4.42	2,407,694

The following table shows the monthly range of high and low prices per Common Share at the close of market on the TSXV, as well as total monthly volumes of the Common Shares traded on the TSXV from the date of listing until the date of this Prospectus:

Month	High($)	Low($)	Volume
March 17 - 31, 2021	6.00	4.45	2,297,839
April 2021	5.56	4.40	2,181,353
May 2021	4.98	3.50	2,485,373
June 2021	4.72	3.53	3,220,754
July 2021	3.94	2.80	3,589,384
August 2021	3.34	2.70	3,219,763
September 2021	3.08	2.32	2,235,384

The Corporation has also applied to list the Common Shares on Nasdaq under the symbol “VGFC”. The listing of the Common Shares on Nasdaq is dependent upon satisfaction of all necessary listing requirements.

PRIOR SALES

The following table summarizes all the Corporation’s issuances of Common Shares in the 12-month period preceding the date of this Prospectus:

Date of Issuance	Number of Common Shares		Issuance Price Per Common Share
October 7, 2020	4,500	(2)	$0.25
October 20, 2020	50,000	(2)	$0.25
October 22, 2020	54,830	(2)	$2.00
October 22, 2020	496,396	(2)	$0.25
October 22, 2020	26,000	(4)	$1.30
October 22, 2020	11,523	(1)	$1.44
October 22, 2020	47,866	(3)	$2.13
October 23, 2020	203,750	(2)	$2.00
October 23, 2020	30,000	(4)	$1.30
October 23, 2020	28,000	(2)	$2.00
October 23, 2020	160,500	(2)	$0.25
October 26, 2020	13,350	(2)	$2.00
October 27, 2020	150,000	(2)	$2.00
October 29, 2020	139,000	(2)	$2.00
October 29, 2020	12,500	(2)	$0.25
October 30, 2020	53,096	(2)	$2.00
November 2, 2020	110,000	(2)	$2.00
November 3, 2020	54,500	(2)	$2.00
November 4, 2020	336,515	(2)	$2.00
November 5, 2020	547,903	(2)	$2.00
November 6, 2020	75,384	(2)	$2.00
November 9, 2020	19,185	(2)	$2.00
November 10, 2020	475	(2)	$2.00
November 10, 2020	761,544	(2)	$0.25
November 10, 2020	1,710	(4)	$1.30
November 10, 2020	4,000	(2)	$2.00
November 11, 2020	172,750	(2)	$2.00
November 13, 2020	8,550	(2)	$2.00
November 16, 2020	26,250	(2)	$2.00
November 17, 2020	16,000	(2)	$2.00
November 20, 2020	15,750	(2)	$2.00
November 20, 2020	320,000	(2)	$0.25
November 24, 2020	3,300	(2)	$2.00
November 25, 2020	33,334	(2)	$0.30
November 26, 2020	58,846	(2)	$2.00
November 26, 2020	342,276	(4)	$1.30
November 30, 2020	13,500	(2)	$2.00
December 1, 2020	4,417	(1)	$3.69
December 1, 2020	39,900	(2)	$2.00
December 2, 2020	157,500	(2)	$2.00
December 3, 2020	98,000	(2)	$2.00
December 4, 2020	25,000	(2)	$2.00
December 7, 2020	1,675,000	(2)	$0.25
December 7, 2020	40,000	(2)	$2.00
December 8, 2020	440	(2)	$0.25

Date of Issuance	Number of Common Shares		Issuance Price Per Common Share
December 8, 2020	211,138	(2)	$2.00
December 8, 2020	16,667	(2)	$1.74
December 8, 2020	6,900	(2)	$2.00
December 9, 2020	7,500	(2)	$2.00
December 9, 2020	90,100	(2)	$4.50
December 10, 2020	2,500	(2)	$2.00
December 10, 2020	74,950	(2)	$4.50
December 11, 2020	57,900	(4)	$1.30
December 11, 2020	1,153	(2)	$2.00
December 11, 2020	86,550	(2)	$4.50
December 14, 2020	3,950	(2)	$4.50
December 15, 2020	6,710	(2)	$2.00
December 15, 2020	24,875	(2)	$4.50
December 16, 2020	100,105	(2)	$2.00
December 16, 2020	3,750	(2)	$4.50
December 17, 2020	4,500	(2)	$2.00
December 18, 2020	6,800	(4)	$1.30
December 18, 2020	70,500	(2)	$4.50
December 18, 2020	2,000	(2)	$2.00
December 21, 2020	86,250	(2)	$2.00
December 21, 2020	1,400	(2)	$4.50
December 21, 2020	10,500	(2)	$4.50
December 22, 2020	1,500	(2)	$4.50
December 22, 2020	1,520	(2)	$2.00
December 24, 2020	100,002	(2)	$0.30
December 24, 2020	10,000	(4)	$1.30
December 29, 2020	25,000	(2)	$0.25
December 30, 2020	1,000	(2)	$2.00
December 31, 2020	1,500	(2)	$2.00
January 5, 2021	15,000	(4)	$1.30
January 5, 2021	10,000	(2)	$2.00
January 7, 2021	5,000	(2)	$2.00
January 8, 2021	2,000	(2)	$4.50
January 11, 2021	9,000	(2)	$4.50
January 13, 2021	2,250	(2)	$2.00
January 13, 2021	1,500	(2)	$4.50
January 13, 2021	238,867	(4)	$3.50
January 15, 2021	72,000	(2)	$4.50
January 18, 2021	1,900	(2)	$2.00
January 20, 2021	20,000	(4)	$1.30
January 21, 2021	1,000	(2)	$2.00
January 27, 2021	150	(2)	$4.50
January 28, 2021	5,000	(2)	$2.00
January 29, 2021	5,000	(2)	$4.50
January 29, 2021	80,000	(2)	$0.25
February 2, 2021	5,452	(1)	$7.02
February 2, 2021	6,834	(1)	$5.59
February 8, 2021	2,500	(2)	$4.50
February 11, 2021	5,750	(2)	$4.50
February 17, 2021	200	(2)	$4.50

Date of Issuance	Number of Common Shares		Issuance Price Per Common Share
February 18, 2021	3,500	(2)	$4.50
February 18, 2021	25,000	(2)	$2.00
February 23, 2021	139,676	(5)	$5.66
March 1, 2021	5,000	(2)	$2.00
March 3, 2021	6,292	(1)	$6.09
March 9, 2021	9,000	(2)	$2.00
March 11, 2021	62,329	(5)	$5.87
March 15, 2021	134,433	(2)	$4.50
March 15, 2021	2,500	(2)	$0.25
March 15, 2021	7,240	(1)	$5.26
March 15, 2021	5,000	(2)	$2.00
March 16, 2021	16,667	(2)	$1.74
March 18, 2021	5,000	(2)	$4.50
March 19, 2021	5,000	(2)	$4.50
March 29, 2021	20,000	(2)	$2.00
April 16, 2021	15,000	(2)	$2.00
April 20, 2021	8,485	(1)	$4.45
April 29, 2021	1,900	(2)	$2.00
May 12, 2021	8,391	(1)	$4.39
May 26, 2021	3,900	(2)	$2.00
June 17, 2021	6,500	(2)	$2.00
June 29, 2021	3,000	(2)	$2.00
July 13, 2021	50,000	(2)	$0.25
July 13, 2021	16,666	(2)	$1.74
July 26, 2021	2,500	(2)	$2.00
July 28, 2021	18,000	(2)	$0.25
August 4, 2021	1,900	(2)	$2.00
August 5, 2021	60,000	(2)	$1.51
August 5, 2021	45,000	(2)	$1.60
August 9, 2021	1,500	(2)	$0.25
August 26, 2021	10,000	(2)	$1.31
August 30, 2021	10,000	(2)	$1.31
September 27, 2021	3,000	(2)	$0.25

Notes:

(1)	Represents Common Shares issued as compensation for services provided by a marketing services provider.
(2)	Represents an exercise of warrants or Options.
(3)	Represents Common Shares issued pursuant to a debt settlement agreement with a marketing services provider.
(4)	Represents an exercise of compensation warrants.
(5)	Represents Common Shares issued to the vendors of The Cultured Nut Inc. and Lloyd-James Marketing Group Inc. pursuant to the terms of the transaction agreements.

The following table summarizes all the Corporation’s issuances of Options under its stock option plan in the 12-month period preceding the date of this Prospectus:

Date of Issuance	Number of Options	Exercise Price Per Option
October 7, 2020	100,000	$1.60
October 13, 2020	50,000	$1.74
November 24, 2020	522,300	$4.65
December 5, 2020	150,000	$8.86
December 7, 2020	5,000	$9.07
January 4, 2021	1,155,000	$6.21
January 26, 2021	60,000	$7.10
January 29, 2021	3,255,000	$7.03
February 16, 2021	75,000	$6.73
March 8, 2021	35,000	$5.72
July 15, 2021	685,625	$3.70

The following table summarizes all the Corporation’s issuances of warrants in the 12-month period preceding the date of this Prospectus:

Date of Issuance	Number of Warrants		Exercise Price Per Warrant
October 6, 2020	60,000	(1)	$1.51
October 23, 2020	28,000	(2)	$2.00
November 4, 2020	855	(2)	$2.00
November 27, 2020	171,138	(2)	$2.00
December 4, 2020	296,308	(3)	$3.50
December 11, 2020	28,950	(2)	$2.00
December 18, 2020	3,400	(2)	$2.00
December 21, 2020	60,000	(1)	$7.60
December 24, 2020	5,000	(2)	$2.00
January 5, 2021	7,500	(2)	$2.00
January 13, 2021	119,434	(2)	$4.50
January 20, 2021	10,000	(2)	$2.00
June 7, 2021	225,000	(4)	$5.62
July 2, 2021	391,632	(5)	$3.70

Notes:

(1)	Represents warrants issued to Brian Greenleaf, the Corporation’s former Chief Operating Officer, as compensation for his services to the Corporation. The warrants expire 12 months from their issuance.
(2)	Represents an exercise of compensation warrants in accordance with their terms.
(3)

Represents compensation warrants issued as compensation to Canaccord Genuity Corp. (“Canaccord”) as the underwriter for the prospectus offering of 3,778,900 units of the Corporation for gross proceeds of $13,226,150 (the “December Offering”), with each compensation warrant being exercisable for one additional unit at an exercise price of $3.50 until June 4, 2022. Each unit issuable pursuant to exercise of a compensation warrant consists of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of $4.50 until June 4, 2022.

(4)

Represents 225,000 warrants issued to Waygar Capital Inc. as compensation for services as lender for the Credit Facility, with each warrant being exercisable for one Common Share at a price of $5.62 until June 7, 2026.

(5)

Represents compensation warrants issued as compensation to Canaccord as the underwriter for the prospectus offering of 5,594,750 units of the Corporation for gross proceeds of $20,700,575 (the “July Offering”), with each compensation warrant being exercisable for one additional unit at an exercise price of $3.70 until January 2, 2023. Each unit issuable pursuant to exercise of a compensation warrant consists of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of $4.60 until January 2, 2023.

The following table summarizes all the Corporation’s issuances of units of the Corporation containing Common Shares in the 12-month period preceding the date of this Prospectus:

Date of Issuance	Number of Units Issued		Issuance Price Per Unit Security
December 4, 2020	3,778,900	(1)	$3.50
December 4, 2020	30,000	(2)	$8.86
December 4, 2020	285,714	(3)	$3.50
July 2, 2021	5,594,750	(4)	$3.70
July 2, 2021	30,000	(5)	$3.82

Notes:

(1)

Represents units issued pursuant to the December Offering. Each unit consists of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of $4.50 until June 4, 2022.

(2)

Represents corporate finance fee units issued as compensation to Canaccord as the underwriter for the December Offering, with each corporate finance fee consisting of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of $4.50 until June 4, 2022.

(3)

Represents units issued pursuant to the Corporation’s private placement that closed on December 4, 2020. Each unit consists of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of $4.50 until June 4, 2022.

(4)

Represents units issued pursuant to the July Offering. Each unit consists of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of $4.60 until January 2, 2023.

(5)

Represents corporate finance fee units issued as compensation to Canaccord as the underwriter for the July Offering, with each corporate finance fee consisting of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of $4.60 until January 2, 2023.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain material Canadian federal income tax consequences to an investor of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable Prospectus Supplement may also describe certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of any Securities offered thereunder by an investor who is a United States person.

RISK FACTORS

Before deciding to invest in any Securities, prospective purchasers in the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities. An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Information regarding the risks affecting the Corporation and its business is provided in the documents incorporated by reference in this Prospectus. Additional risks and uncertainties not known to the Corporation or that management currently deems immaterial may also impair the Corporation’s business, financial condition, results of operations or prospects. See “Documents Incorporated by Reference”.

Negative Cash Flow from Operations

The Corporation had a negative operating cash flow for the financial years ended December 31, 2020, 2019 and 2018 and for the three and six months ended June 30, 2021. To the extent that the Corporation has negative cash flow in any future period, the Corporation will use net proceeds from a particular offering of Securities to fund such negative cash flow from operating activities. In order to stay in business, in the absence of cash flow from operations, the Corporation will have to raise funding through financing activities. However, there is no certainty the Corporation will be able to raise funds at all or on terms acceptable to the Corporation in the event it needs to do so. Furthermore, additional funds raised by the Corporation through the issuance of equity or convertible debt securities would cause the Corporation’s current shareholders to experience dilution.

COVID-19

Along with businesses globally, VERY GOOD is subject to the continuing risk that COVID-19, and its current and/or any future variants, may impact its results of operations or financial condition through disruptions to its operations including as a result of temporary production suspensions at its production facilities, production ramp-up delays at its Rupert and Patterson facilities, interruptions in its supply chain and distribution network, construction delays for its Mount Pleasant flagship store and proposed innovation centre, and, with respect to its Victoria flagship store, delays in its opening or the impact of new indoor dining restrictions.

VERY GOOD continues to utilize and refine its safety protocols to ensure the health and wellness of its employees which include the use of personal protective equipment and physical distancing initiatives to reduce risk within its facilities and mitigate the direct impacts of COVID-19. However, during the second quarter ended June 30, 2021, VERY GOOD’s operations were affected by indirect impacts of the pandemic through delays in the delivery of production equipment as well as a tightening of the local labour markets in the areas surrounding its Rupert and Patterson facilities which made it more challenging to secure the personnel needed to staff up operations. Taken together these developments, if prolonged, may slow VERY GOOD’s targeted ramp-up.

The extent of the impact of COVID-19 on future periods will depend on future developments, all which are uncertain and cannot be predicted, including the duration or resurgence of the pandemic, government responses and health and safety measures or directives put in place by public health authorities, and sustained pressure on global supply chains causing supply and demand imbalances. Overall, the ongoing effects of COVID-19 could have a material adverse impact on VERY GOOD’s business, results of operations, financial condition, and cash flows and may adversely impact the price of the Common Shares.

Discretion Over Use of Proceeds

The Corporation intends to allocate the net proceeds it will receive from an offering under this Prospectus as described under “Use of Proceeds” in this Prospectus and the applicable Prospectus Supplement; however, the Corporation will have discretion in the actual application of the net proceeds. The Corporation may elect to allocate the net proceeds differently from that described in “Use of Proceeds” in this Prospectus and the applicable Prospectus Supplement if the Corporation believes it would be in the Corporation’s best interests to do so. The failure by the Corporation to apply these funds effectively could have a material adverse effect on the business of the Corporation.

Foreign Private Issuer Status

The Corporation is a “foreign private issuer” under applicable U.S. federal securities laws, and is, therefore, not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC and Nasdaq. Under the U.S. Exchange Act, the Corporation is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, the Corporation does not file the same reports that a U.S. domestic issuer would file with the SEC. In addition, the Corporation’s officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of

Section 16 of the U.S. Exchange Act. Therefore, the Corporation’s shareholders may not know on as timely a basis when the Corporation’s officers, directors and principal shareholders purchase or sell Common Shares, as the reporting periods under the corresponding Canadian insider reporting requirements are longer. Moreover, as a foreign private issuer, the Corporation is exempt from the rules and regulations under the U.S. Exchange Act related to the furnishing and content of proxy statements for annual meetings and other events requiring the solicitation of a shareholder vote.

In addition, as a foreign private issuer, the Corporation is permitted to follow certain Canadian corporate governance practices in lieu of those required by Nasdaq listing rules. In particular, the Corporation’s articles provide a minimum quorum requirement of 5% which is less than the Nasdaq’s minimum requirement of at least 33 1/3% of the outstanding Common Shares. The Corporation is also not required under applicable Canadian law or the rules of the TSXV to have a majority independent board of directors, provided that the Corporation has at least two independent directors. As a foreign private issuer, the Corporation intends to follow Canadian corporate governance practices in lieu of the Nasdaq requirement to have a majority independent board. As a result, the Corporation’s shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all U.S. corporate governance requirements.

Also, as a foreign private issuer, the Corporation intends to follow the listing rules of the TSXV in respect of private placements instead of the requirements of the Nasdaq to obtain shareholder approval for certain dilutive events (such as issuances that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in the Corporation and certain acquisitions of the shares or assets of another company).

LEGAL MATTERS

There are no legal proceedings that the Corporation is or was a party to, or that any of its property is or was a subject of, that were or are material to the Corporation, nor are any such legal proceedings known to the Corporation to be contemplated which could be deemed material to the Corporation.

To the knowledge of management of the Corporation, there have not been any penalties or sanctions imposed against the Corporation by a court relating to securities legislation or by a securities regulatory authority, nor have there been any other penalties or sanctions imposed by a court or regulatory body against the Corporation that would likely be considered important to a reasonable investor in making an investment decision, and the Corporation has not entered into any settlement agreement before a court relating to securities legislation or with a securities regulatory authority.

INTEREST OF EXPERTS

Certain legal matters relating to the offering of the Securities hereunder will be passed upon by Torys LLP on behalf of the Corporation. As at the date hereof, the partners and associates of Torys LLP and its designated professionals, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding Common Shares.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditor of the Corporation is KPMG LLP, Chartered Professional Accountants of Vancouver, British Columbia. KPMG LLP has confirmed with respect to the Corporation that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also are independent accountants with respect to the Corporation under all relevant U.S. professional and regulatory standards. KPMG LLP was first appointed as auditor of the Corporation on December 16, 2020.

DMCL, Chartered Professional Accountants, are the former auditors of the Corporation and have confirmed that they are independent with respect to the Corporation within the meaning of the Code of Professional Conduct of the Institute of Chartered Professional Accountants of British Columbia.

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal office in Vancouver, British Columbia.

ENFORCEABILITY OF CIVIL LIABILITIES

The Corporation is governed by the laws of British Columbia and its principal place of business is outside the United States. The majority of the directors and officers of the Corporation and the experts named herein are resident outside of the United States and a substantial portion of the Corporation’s assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States purchasers to effect service of process within the United States on the Corporation, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Purchasers should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws.

The Corporation filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed VGFC Holdings LLC as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of Securities under the Registration Statement.

PROMOTERS

Mitchell Scott and James Davison founded the Corporation and, accordingly, may be considered to be a “Promoter” of VERY GOOD within the meaning of applicable securities legislation in British Columbia. As of the date of this Prospectus, Mitchell Scott beneficially owns or controls, directly or indirectly, an aggregate of 13,924,533 Common Shares (representing approximately 13.5% of the issued and outstanding Common Shares as of the date of this Prospectus), 900,000 Options at an exercise price of $0.25 per Common Share until December 31, 2024 (450,000 Options) and January 1, 2025 (450,000 Options) and 525,000 Options at an exercise price of $7.03 per Common Share until January 29, 2026. James Davison beneficially owns or controls, directly or indirectly, an aggregate of 12,640,000 Common Shares (representing approximately 12.2% of the issued and outstanding Common Shares as of the date of this Prospectus), 900,000 Options at an exercise price of $0.25 per Common Share until December 31, 2024 (450,000 Options) and January 1, 2025 (450,000 Options) and 525,000 Options at an exercise price of $7.03 per Common Share until January 29, 2026. See “Director and Named Executive Officer Compensation” in the Management Circular for disclosure regarding the compensation paid by the Corporation to each of Mitchell Scott and James Davison.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia) (the “BCBCA”), the Registrant may indemnify a present or former director or officer of the Registrant, a director or officer of another corporation that at the time the corporation is or was an affiliate of the Registrant or who, at the request of the Registrant, is or was a director or officer or holds a position equivalent to that of, a director or officer of a corporation, partnership, trust, joint venture or other unincorporated entity, against all costs, charges and expenses, including legal and other fees, as well as any judgments, penalties, fines or amounts paid to settle a legal proceeding or investigative action, incurred by the individual in respect of any legal proceeding or investigative action, whether current, threatened, pending or completed, in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify such an individual if the indemnity or payment is prohibited by the Registrants memorandum of articles and unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and in the case of a proceeding other than a civil proceeding the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant may advance moneys reasonably incurred to an individual described above for the costs, charges and expenses, including legal and other fees, of a proceeding described above; however, the individual shall provide the Registrant with a written undertaking that should the payment of costs, charges and expenses of a proceeding be determined to be prohibited under the BCBCA, the individual shall repay the moneys.

The articles of the Registrant provide that, the Registrant shall indemnify a director or former director of the Registrant and their heirs and legal representatives against all costs, charges and expenses, including legal and other fees, as well as any judgments, penalties, fines or amounts paid to settle a legal proceeding or investigative action, incurred by the individual in respect of any legal proceeding or investigative action. The articles of the Registrant also provide that the Registrant may purchase and maintain such insurance for the benefit of a director, officer, employee or agent of the Registrant, a former director, officer, employee or agent of the Registrant, an individual who at the request of the Registrant is or was a director, officer, employee or agent of a corporation or of a partnership, joint venture or other unincorporated entity or an individual who at the request of the Registrant holds or held a position equivalent to that of a director or officer of a partnership, joint venture or other unincorporated entity, against any liability incurred by the individual, in the individual’s capacity set forth in this paragraph.

The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburse the registrant for payments made pursuant to the indemnity provisions under the articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

EXHIBITS

Exhibit No.	Description

4.1	Audited annual consolidated financial statements of the Very Good Food Company Inc. (the “Corporation”) as at December 31, 2020 and 2019, together with the independent auditor’s report thereon and the notes thereto

4.2	Independent auditor’s report on the audited consolidated financial statements of the Corporation and its consolidated subsidiaries as at December 31, 2019 and 2018

4.3	Management’s discussion and analysis of the financial condition and results of operations of the Corporation and its consolidated subsidiaries for the years ended December 31, 2020 and 2019

4.4	Annual information form of the Corporation for the year ended December 31, 2020

4.5	Unaudited condensed interim consolidated financial statements of the Corporation and its consolidated subsidiaries for the three and six months ended June 30, 2021 and 2020, together with the notes thereto

4.6	Management’s discussion and analysis of its financial condition and results of operations of the Corporation and its consolidated subsidiaries for the three and six months ended June 30, 2021 and 2020

4.7	Management information circular dated May 25, 2021 prepared in connection with the annual and special meeting of shareholders of the Corporation held on June 29, 2021

5.1	Consent of KPMG LLP

5.2	Consent of DMCL LLP

5.3	Consent of Torys LLP

6.1	Powers of Attorney (included on the signature pages of the Registration Statement).

7.1	Form of Indenture

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1. UNDERTAKING.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by SEC staff, and to furnish promptly, when requested to do so by SEC staff, information relating to the securities registered pursuant to this Registration Statement or to transactions in said securities.

ITEM 2. CONSENT TO SERVICE OF PROCESS.

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission an Appointment of Agent for Service of Process and Undertaking on Form F-X. Any non-U.S. person acting as trustee with respect to the debt securities registered hereunder will also file an Appointment of Agent for Service of Process and Undertaking on Form F-X in connection with an offering of securities hereunder.

Any change to the name or address of the agent for service of the Registrant (and, if applicable, any non-U.S. person acting as trustee with respect to the debt securities registered hereunder) shall be communicated promptly to the SEC by amendment of the Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 5th day of October, 2021.

THE VERY GOOD FOOD COMPANY INC.

By:	/s/ Mitchell Scott
	Name:	Mitchell Scott
	Title:	Chief Executive Officer and Chairman

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints, as of the date hereof, Mitchell Scott, and Kamini Hitkari, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form F-10 of The Very Good Food Company Inc. and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but when taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 5th day of October, 2021.

Name	Title

/s/ Mitchell Scott	Chairman and Chief Executive Officer
Mitchell Scott	(Principal Executive Officer)

/s/ Kamini Hitkari	Chief Financial Officer and Corporate Secretary
Kamini Hitkari	(Principal Financial and Accounting Officer)

/s/ James Davison	Chief Research & Development Officer and Director
James Davison

/s/ William Tolany	Director
William Tolany

/s/ Ana Silva	President and Director
Ana Silva

/s/ Dela Salem	Director
Dela Salem

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of The Very Good Food Company Inc. in the United States, on this 5th day of October, 2021.

VGFC HOLDINGS LLC

By:	/s/ Mitchell Scott
	Name:	Mitchell Scott
	Title:	Manager